Exhibit 99.1

Set forth below is an excerpt from the script of a Webcast held by Sabre Holdings Corporation on October 12, 2006 containing preliminary expectations regarding diluted earnings per share for the third quarter ended September 30, 2006:

Sam Gilliland:

“In fact, we closed the third quarter books yesterday, and earnings per share shaped up nicely just above the top end of the range, and thus we’re reiterating our 2006 guidance for full year earnings per share, Adjusted EBITDA and free cash flow.”